                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                            MERRIMAC INDUSTRIES, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)
       ------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number,
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                            MERRIMAC INDUSTRIES, INC.
                               41 FAIRFIELD PLACE
                          WEST CALDWELL, NJ 07006-6287

                                                                     May 2, 2005

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Merrimac Industries, Inc. to be held at the offices of the Company, 41
Fairfield Place, West Caldwell, New Jersey, on Tuesday, June 21, 2005, at 10:00
a.m.

         Information about the annual meeting is found in the formal Notice of
Annual Meeting of Stockholders and Proxy Statement on the following pages. The
Annual Report to Stockholders for 2004 is part of this mailing, but does not constitute a part of the proxy solicitation material.

         Since it is important that your shares be represented at the annual meeting, we request that you promptly complete and submit the enclosed proxy either via the Internet, by telephone or by mail. Any stockholder returning a proxy may revoke it.

                                                    Sincerely,

                                                    Mason N. Carter
                                                    Chairman of the Board,
                                                    President and
                                                    Chief Executive Officer

                            MERRIMAC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 21, 2005

         The Annual Meeting of Stockholders of Merrimac Industries, Inc. (the
"Company") will be held at the offices of the Company, 41 Fairfield Place, West
Caldwell, New Jersey, on Tuesday, June 21, 2005, at 10:00 a.m., for the
following purposes:

         (1) To elect three members to the Company's Board of Directors for a term of three years;

         (2) To ratify the selection of Grant Thornton LLP as independent registered public accounting firm of the Company for the 2005 fiscal year; and

         (3) To transact such other business as may properly come before the meeting.

         Holders of record of the Company's common stock, $0.01 par value per share, at the close of business on April 29, 2005, the record date fixed by the
Board of Directors, are entitled to receive notice of, and to vote at, the meeting and at any adjournments thereof. A proxy and proxy statement for the meeting are enclosed herewith.

                                          By Order of the Board of Directors,

                                          ROBERT V. CONDON
                                          Secretary

May 2, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING, PLEASE PROMPTLY
SUBMIT THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, VIA
THE INTERNET, BY TELEPHONE OR BY MAIL.

                            MERRIMAC INDUSTRIES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 21, 2005

         The Board of Directors of Merrimac Industries, Inc. (the "Company")
hereby solicits all holders of the Company's common stock, par value $0.01 per share ("Common Stock"), to vote by proxy at the Annual Meeting of Stockholders, which will be held at the offices of the Company, 41 Fairfield Place, West
Caldwell, New Jersey, on Tuesday, June 21, 2005, at 10:00 a.m. (including any adjournment or postponement thereof, the "Meeting") for the purposes stated in the Notice of Annual Meeting of Stockholders. The shares represented by proxies will be voted at the Meeting in accordance with the instructions noted thereon.

         A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy.

         This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 2, 2005.

         The cost of solicitation will be paid by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from stockholders by telephone, letter, e-mail, facsimile or in person. The Company expects to pay compensation of approximately $2,000 for the solicitation of proxies, plus expenses, to Georgeson Shareholder Communications
Inc. to supply brokers and other persons with proxy materials for forwarding to beneficial holders of Common Stock. The Company will also reimburse such brokers and other persons for expenses related to the forwarding of this mailing.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

         The Board fixed the close of business on April 29, 2005 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 3,140,162 shares of Common Stock. Every stockholder of record on the record date is entitled to one vote for each share of Common Stock then held.

         The presence of a quorum is required to conduct business at the
Meeting. A quorum is defined as a majority of all the shares of Common Stock entitled to vote at the Meeting, present in person or by proxy. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

         The affirmative vote of (i) a plurality of the shares present at the
Meeting and entitled to vote on the subject matter is required to elect the director nominees to the Board and (ii) a majority of the shares present at the
Meeting and entitled to vote on the subject matter is required to ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm and any other business which may properly come before the
Meeting.

         Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. In accordance with American Stock
Exchange rules, brokers holding shares in street name for

their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the Meeting on items such as the election of directors and ratification of the selection of auditors.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         The Company's Certificate of Incorporation provides that the Board of
Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding annual meeting of stockholders. Each of the three nominees, Mason N. Carter, Albert H. Cohen and David B. Miller, to be
elected as a Class III director at the Meeting will hold office until the
Company's annual meeting of stockholders in the year 2008 and until his successor has been duly elected and qualified. The two directors in Class I,
Fernando L. Fernandez and Joel H. Goldberg, and the three directors in Class II,
Edward H. Cohen, Arthur A. Oliner and Harold J. Raveche, are serving terms expiring at the time of the Company's annual meetings in 2006 and 2007, respectively, and until their respective successors have been duly elected and qualified.

         The persons named in the enclosed form of proxy will vote such proxy for the election to the Board of Directors as Class III directors of Mason N.
Carter, Albert H. Cohen and David B. Miller, each of whom has previously been elected as a director by the stockholders. Approval of the director nominees requires the affirmative vote of a plurality of the shares present at the
Meeting and entitled to vote on the subject matter. If no contrary indication is made, proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board to fill such vacancy, unless the
Board shall determine to reduce the number of directors pursuant to the By-laws.
There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee except with respect to David B. Miller, who was elected pursuant to an agreement between the Company and DuPont Electronic Technologies ("DuPont") which was entered into on February 28, 2002.

         The Company's Corporate Governance and Nominating Committee has
reviewed the qualifications of the nominees for Class III director and has recommended each of the nominees for election to the Board.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                   RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

INFORMATION ABOUT NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

         The following table sets forth certain information with respect to each nominee for director and each continuing director.

                                                                 DIRECTOR OF THE
NAME                                                       AGE    COMPANY SINCE
----                                                       ---    -------------

Class I:
    Fernando L. Fernandez................................   66         2003
    Joel H. Goldberg.....................................   61         1997

Class II:
    Edward H. Cohen......................................   66         1998
    Arthur A. Oliner.....................................   84         1961
    Harold J. Raveche....................................   62         2001

Class III:
     Mason N. Carter.....................................   59         1995
     Albert H. Cohen.....................................   72         1997
     David B. Miller.....................................   48         2002

         Mr. Carter has served as Chairman of the Board since July 24, 1997, and
President and Chief Executive Officer since December 16, 1996. From 1994 to
1996, he was President of the Products and Systems Group of Datatec Industries,
Inc., Fairfield, New Jersey, a leading provider of data network implementation services.

         Albert H. Cohen has been self-employed as a management consultant and asset (money) manager since 1987. He was the Chairman of the Board and the Chief
Executive Officer of Metex Corporation from 1986 to 1987, and from 1964 to 1986 he was its President and Chief Executive Officer. Metex Corporation is a
manufacturer of industrial and automotive products.

         Edward H. Cohen is counsel to the law firm of Katten Muchin Zavis
Rosenman, with which he has been affiliated since 1963. He is a director of
Phillips-Van Heusen Corporation, Franklin Electronic Publishers, Inc., Gilman &
Ciocia, Inc. and Levcor International, Inc.

         Fernando L. Fernandez is self-employed and provides consulting and director services to companies. From 2001 through January 2005, he was professor and the Director of Institute Technology Initiatives at Stevens Institute of
Technology in Hoboken, New Jersey. Previously, from May 1998 to January 2001, he was Director of the Defense Advanced Research Projects Agency (DARPA), the
central research and development organization of the Department of Defense.
Prior to his tenure at DARPA, Dr. Fernandez held the position of President and
Chairman of the Board of Directors for AETC Inc., a firm specializing in environmental surveillance, which he founded in 1994. Prior to this position, he was President and Chairman of the Board of Directors of Arete Associates, a Los
Angeles-based applied research firm that Dr. Fernandez founded in 1976.

         Joel H. Goldberg has been Chairman and Chief Executive Officer of
Career Consultants, Inc., a management consulting firm, and SK Associates, an outplacement firm, located in Union,

New Jersey, since 1972. Dr. Goldberg is a director of Phillips-Van Heusen
Corporation, Hampshire Group, Limited, and Modell's, Inc., an advisor to the New
Jersey Sports and Exposition Authority and a member of the Advisory Council for
Sports Management of Seton Hall University. He is also a consultant to the New
York Giants, the New Jersey Nets and the Ottawa Senators professional sports teams.

         David B. Miller has been Vice President and General Manager of DuPont
Electronic Technologies, an electronic development and manufacturing company, since 2001. Mr. Miller has been employed by DuPont in several capacities since
1981. From 1999 through 2001, Mr. Miller was DuPont's Director of Investor
Relations. From 1997 to 1999, Mr. Miller was Managing Director, Asia Pacific and
Global Business Director, Photopolymer and Electronic Materials. Mr. Miller
served as Global Business Director, Printed Circuit Material from 1995 to 1997.
Mr. Miller has responsibility for DuPont's various electronic material initiatives. Mr. Miller is a director of DuPont Air Products NanoMaterials Joint
Venture, a joint venture with Air Products and Chemicals, Inc. focused on chemical mechanical planarization materials, and of HD Microsystems, a joint venture with Hitachi Chemical that develops, manufactures and markets liquid polyimides and other materials to the semiconductor industry.

         Arthur A. Oliner has been Professor Emeritus of Electrophysics at
Polytechnic University (formerly Polytechnic Institute of Brooklyn) since 1990.
Prior to that, he was head of its Electrical Engineering Department from 1966 until 1974, and was the Director of its Microwave Research Institute from 1967 to 1982. After 1982, he returned to teaching and conducting research programs in microwave integrated circuits until his retirement in 1990. He was elected a member of the National Academy of Engineering, a Fellow of the IEEE, the AAAS,
and the British IEE, and he received an honorary doctorate from the University of Rome, Italy. Dr. Oliner is the author of almost 300 published papers and three books. He has received many awards, including two gold medals, for his contributions to the microwave field. He has been an engineering consultant for such companies as IBM, Boeing, Raytheon, Hughes and Rockwell.

         Harold J. Raveche has been President of the Stevens Institute of
Technology since 1988. Prior to that, he was the Dean of Rensselaer Polytechnic
Institute from 1985 until 1988. He was a member of the U.S. Trade and Technology missions to Israel in 1998, Brazil in 1999 and Korea and Taiwan in 2000.

         There are no family relationships among the directors or nominees for directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year that ended on January 1, 2005, the Board of
Directors held seven meetings. Each director, other than Dr. Fernandez, attended at least 75% of the total number of meetings of the Board and of the committees on which such director served during fiscal year 2004. All of the current directors other than Dr. Fernandez attended the Company's 2004 Annual Meeting.

         The Board of Directors has a standing Audit Committee, Compensation
Committee, Management Committee, and Corporate Governance and Nominating
Committee.

         The Audit Committee currently consists of Messrs. A. Cohen, E. Cohen
(chair) and Dr. Raveche, each of whom is independent as defined in Section
121(A) of the American Stock Exchange listing standards. The Audit Committee's function is to provide assistance to the Board of Directors in fulfilling the
Board's oversight functions relating to the quality and integrity of the
Company's financial reports, monitor the Company's financial reporting process and internal control system, and perform such other activities consistent with its charter and the Company's By-laws as the Committee or the Board of Directors deems appropriate. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditors
(including resolution of disagreements between management of the Company and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee must pre-approve all audit and non-audit services to be provided to the Company by its outside auditors. The Committee carries out all functions required by the American Stock
Exchange, the Securities and Exchange Commission and the federal securities laws. The Board of Directors has determined that Mr. A. Cohen, in addition to being "independent," is an "audit committee financial expert" as defined in the
SEC's Regulation S-K, Item 401(h). Mr. A. Cohen's biographical information is on page 6. During fiscal year 2004, the Audit Committee held twelve meetings. The
Audit Committee's charter is available on the Company's website at
www.merrimacind.com.

         Mr. A. Cohen (chair), Dr. Goldberg and Mr. E. Cohen currently serve on the Compensation Committee. The purpose of the Compensation Committee is to oversee the responsibilities relating to compensation of the Company's executives, administer the Company's equity based employee incentive benefit plans and produce an annual report on executive compensation for inclusion in the Company's proxy statement. During fiscal year 2004, the Compensation
Committee held two meetings. The Compensation Committee's charter is available on the Company's website at www.merrimacind.com.

         Messrs. Carter, A. Cohen and E. Cohen currently serve on the Management
Committee. The Management Committee recommends to the Board the strategic business direction for the Company and evaluates the impact of current changes in the business environment in which the Company operates. During fiscal year
2004, the Management Committee held three meetings.

         The Corporate Governance and Nominating Committee is comprised of Mr.
E. Cohen (chair), Dr. Goldberg and Dr. Raveche, each of whom is independent as defined in Section 121(A) of the American Stock Exchange listing standards. This
Committee is responsible for (1) identifying and recommending to the Board of
Directors individuals qualified to become Board and Committee members; (2)
maintaining that a majority of the Board of Directors members are independent and that all the members of the Audit, Compensation and Corporate Governance and
Nominating Committees are independent as required; (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company; and (4) addressing corporate governance issues and recommending proposals and actions for the Board's consideration. The Company has not paid any third party a fee to assist in the process of identifying and evaluating candidates for director. During fiscal year 2004, the Corporate
Governance and Nominating Committee held one meeting. The Corporate Governance and Nominating Committee's charter is available on the Company's website at
www.merrimacind.com.

         During 2004 and 2005, the Company received several communications from
Lior Bregman, a beneficial owner of more than 5% of the Company's Common Stock, requesting that Mr. Bregman be elected to the Board. Although Mr. Bregman's requests do not meet the requirements of the Company's published policy for nomination of directors or legal requirements for disclosure in this proxy statement, the Committee and Board nevertheless considered Mr. Bregman's requests on several occasions. The Committee and Board do not believe Mr.
Bregman's election to the Board would be in the stockholders' interest.

NOMINATIONS FOR THE BOARD OF DIRECTORS

         The Corporate Governance and Nominating Committee of the Board of
Directors considers director candidates based upon a number of qualifications, including their independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board's existing strengths. There are no specific, minimum or absolute criteria for Board membership. The Corporate Governance and Nominating
Committee seeks directors who have demonstrated an ethical and successful career. This may include experience as a senior executive of a publicly traded corporation, management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee shall determine shall qualify an individual for Board service. The Committee shall make every effort to ensure that the Board and its Committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the AMEX and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to recommending to the Board the nomination of an existing director for re-election to the Board, the Committee will consider and review such existing director's
Board and Committee attendance and performance, independence, experience, skills and the contributions that the existing director brings to the Board.

         The Corporate Governance and Nominating Committee has not in the past relied upon third-party search firms to identify director candidates, but may employ such firms if so desired. The Corporate Governance and Nominating
Committee generally relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and stockholders as a source for potential director candidates. The Board retains complete independence in making nominations for election as a member of the Board.

         The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by stockholders in compliance with the
Company's procedures and subject to applicable inquiries. The Corporate
Governance and Nominating Committee's evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder may recommend nominees for director at least 120 calendar days prior to the date on which the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting, by writing to the Secretary, Merrimac Industries, Inc.,
41 Fairfield Place, West Caldwell, NJ 07006, giving the name, company stockholdings and contact information of the person making the nomination, the candidate's name, address and other contact information, any direct or indirect holdings of the Company's securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with the Company and/or the stockholder submitting the nomination, and any actual or potential conflicts of interest, the nominee's biographical data, current public and private company affiliations, employment history and qualifications and status as "independent" under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to the Chair of the Corporate Governance and
Nominating Committee for further review and consideration in accordance with this policy. Any such stockholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         Any stockholder or other interested party who desires to communicate with the Company's Chairman of the Board of Directors or any of the other members of the Board of Directors may do by writing to: Board of Directors, c/o
Chairman of the Board of Directors, Merrimac Industries, Inc., 41 Fairfield
Place, West Caldwell, NJ 07006. Communications may be addressed to the Chairman of the Board, an individual director, a Board Committee, the non-management directors or the full Board. Communications received by the Chairman of the
Board will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes "spam," pornographic material and/or communications offering to buy or sell products or services.

                             AUDIT COMMITTEE REPORT

         The Company's management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and disclosure controls and procedures. The outside auditors audit the Company's financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees on behalf of the Board of Directors (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company.
The Audit Committee operates under a written charter adopted by the Board, which charter was included as an appendix to the Company's Proxy Statement for the
2003 Annual Meeting.

         We met and held discussions with management and Grant Thornton LLP, the
Company's independent registered public accounting firm for fiscal 2004.
Management represented to us that the Company's consolidated financial statements for the fiscal year ended January 1, 2005 were prepared in accordance with accounting principles generally accepted in the United States. We reviewed and discussed the consolidated financial statements with both management and
Grant Thornton LLP. We also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61
(Communications with Audit Committees).

         We discussed with Grant Thornton LLP the overall scope and plans for the audit. We met with Grant Thornton LLP, with and without management, to discuss the results of their

                                       10

examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         We discussed with Grant Thornton LLP their independence from the
Company and management, including Grant Thornton LLP's written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions
With Audit Committees) which were received by the Company.

         Based on the foregoing, we recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 1, 2005, for filing with the SEC.

         Audit Committee

         Edward H. Cohen, Chair
         Albert H. Cohen, Audit Committee Financial Expert
         Harold J. Raveche

                                       11

                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to each executive officer of the Company.

NAME                   AGE                     CURRENT POSITION
----                   ---                     ----------------
Mason N. Carter         59     Chairman of the Board, President and Chief
                               Executive Officer
Robert V. Condon        58     Vice President, Finance, Chief Financial Officer,
                               Treasurer and Secretary
Richard E. Dec          62     Vice President, Corporate Relations
Rocco A. DeLillo        37     Vice President, Research and Development
Michael M. Ghadaksaz    50     Vice President, Market Development
Reynold K. Green        46     Vice President and Chief Operating Officer
Jayson E. Hahn          37     Vice President, Information Technology and Chief
                               Information Officer
James J. Logothetis     45     Vice President and Chief Technology Officer
Michael Pelenskij       44     Vice President, Manufacturing

         Information regarding Mr. Carter is set forth on page 6.

         Mr. Condon has been Vice President, Finance and Chief Financial Officer since joining Merrimac in March 1996 and was appointed Secretary and Treasurer in January 1997. Prior to joining Merrimac, he was with Berkeley Educational
Services as Vice President, Finance, Treasurer and CFO from 1995 to February
1996.

         Mr. Dec has been Vice President, Corporate Relations since November
2002 and was Vice President, Business Development from July 2000. He served as
Vice President, Marketing since joining Merrimac in March 1997.

         Mr. DeLillo was appointed Vice President, Research and Development in
September 2003, after serving as Vice President, Engineering since November
2002. He served as Vice President of Research and Development from September
2002 to November 2002. From 1999 to September 2002 he was Director of Research
and Development. He joined the Company in March 1998 as a Senior Research and
Development Engineer.

         Mr. Ghadaksaz was appointed Vice President of Marketing Development in
September 2003, after serving as Director of Market Development since February
2003. Prior to joining Merrimac, he served as a consultant for wireless telecommunications equipment and device manufacturers, U.S. and Canadian venture capital firms and their portfolio companies. Mr. Ghadaksaz also served on the
Advisory Board of Radical Horizon, an innovative software defined radio solution provider. From 1999 to 2002, he served as Director of Technology

                                       12

Strategy for the Strategy Sector at Motorola. From 1995 to 1999, Mr. Ghadaksaz
held the positions of Senior Scientist, Applications and Business Development
Manager for Hughes Communications Products Division of Hughes Aircraft Company.

         Mr. Green was appointed Vice President and Chief Operating Officer on
January 1, 2005. He was Vice President and General Manager from November 2002 to
January 1, 2005. He was Vice President and General Manager of the RF Microwave
Products Group from January 2000 to November 2002. He was Vice President, Sales
from March 1997 to January 2000 and Vice President of Manufacturing from April
1996 to March 1997. He was a member of the Board of Directors from April 1996 to
May 1997 and did not seek re-election to the Board.

         Mr. Hahn was appointed Vice President, Information Technology and Chief
Information Officer in October 2000, after serving as Director, Network Services since June 1998. He served as Manager, Network Services from June 1997 to June
1998 and was Information Technology Support Specialist from December 1996 to
June 1997.

         Mr. Logothetis was appointed Vice President and Chief Technology
Officer in March 2002. Mr. Logothetis served as Vice President, Multi-Mix(R)
Engineering in May 1998, after rejoining Merrimac in January 1997 to serve as
Director, Advanced Technology. Prior to rejoining Merrimac, he served as a director for Electromagnetic Technologies, Inc. in 1995 and became Vice
President of Microwave Engineering at such corporation in 1996. From 1984 through 1994, Mr. Logothetis had various engineering positions with Merrimac including Group Manager, Engineering.

         Mr. Pelenskij was appointed Vice President Manufacturing in January
2000 after serving as Director of Manufacturing of the Company from January 1999 to January 2000. Prior to January 1999, Mr. Pelenskij held the positions of
Manager of Screened Components, RF Design Engineer, and District Sales Manager
at the Company after joining the Company in 1993.

         There are no family relationships among the executive officers of the
Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation awarded to, earned by or paid to the individuals who were (i) the Chief Executive Officer of the Company during fiscal year 2004 and (ii) the four other most highly compensated executive officers serving at the end of the last fiscal year (collectively, the "Named
Executive Officers"). There were no other persons who were executive officers at any time during fiscal year 2004 and would have been included under clause (ii)
if they had been executive officers at January 1, 2005. There were no grants of stock appreciation rights or restricted stock during fiscal year 2004 to any of the Named Executive Officers.

                                       13

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                               Annual Compensation              Compensation
                                               -------------------              ------------           All Other
                                                                                   Awards         Compensation (1) ($)
                                               -------------------              ------------      --------------------

                                                                                  Securities
   Name and Principal Position(s)      Year        Salary ($)      Bonus ($)  Underlying Options
----------------------------------------------------------------------------------------------------------------------

 Mason N. Carter                       2004         293,769         30,000                     -       68,919 (2)
     Chairman, President and           2003         280,306              -                     -       74,194 (2)
     Chief Executive Officer           2002         275,000              -                     -       84,086 (2)

 Robert V. Condon                      2004         168,766         10,000                     -        1,908
     Vice President, Finance,          2003         168,814              -                     -        1,875
     Chief Financial Officer,          2002         165,000              -                     -        5,500
     Treasurer and Secretary

 Reynold K. Green                      2004         156,265         15,000                     -        1,770
     Vice President and                2003         148,294              -                     -        1,646
     Chief Operating                   2002         145,000              -                     -        4,795
     Officer

 Michael M. Ghadaksaz                  2004         135,777         10,000                 5,000        1,535
     Vice President,                   2003         112,471              -                 5,000            -
     Market Development                2002               -              -                     -            -

 James J. Logothetis                   2004         131,264          7,500                     -        1,484
     Vice President and Chief          2003         125,052              -                     -          736
     Technology Officer                2002         127,000              -                     -        1,979

(1)  Except as set forth in note (2) below, consists of matching 401(k) amounts contributed by the Company during 2002 and 2003 and a discretionary amount for 2004 pursuant to the Company's Saving and Investment Plan.

(2)  Includes $66,620 in 2004, $71,100 in 2003 and $78,586 in 2002 forgiven by the Company as a special bonus to Mr. Carter in connection with an amendment to his employment agreement with the Company. See "Certain
     Relationships and Related Transactions" below.

                                       14

The following table sets forth information concerning individual grants of stock options made during fiscal year 2004 to the Named Executive Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               (INDIVIDUAL GRANTS)

--------------------------------------------------------------------------------
                        Number of       % of Total
                        Securities     Options/SARs
                        Underlying      Granted to      Exercise
                       Options/SARs    Employees in     Price or     Expiration
       Name            Granted (#)      Fiscal Year    Base ($/Sh)      Date
--------------------------------------------------------------------------------
Mason N. Carter                  0           -              -             -
Robert V. Condon                 0           -              -             -
Reynold K. Green                 0           -              -             -

Michael M. Ghadaksaz         5,000          40%           $6.61        2/7/2014

James J. Logothetis              0           -            -             -

         The following table sets forth information concerning the fiscal year-end value of unexercised options. No options to purchase shares of Common
Stock were exercised by any of the Named Executive Officers during fiscal year
2004.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                 Number of
                                 Securities               Value of
                                 Underlying               Unexercised
                                 Unexercised              In-the-Money
                                 Options/SARs             Options/SARs
                                 at FY-End                at FY-End
                                 Exercisable/             Exercisable/
Name                             Unexercisable *          Unexercisable *($)**
--------------------------------------------------------------------------------
Mason N. Carter                    111,000/0                    32,263/0
Robert V. Condon                   13,750/0                         -
Reynold K. Green                   11,750/0                      7,140/0
Michael M. Ghadaksaz               10,000/0                     32,900/0
James J. Logothetis              30,750/2,750                    9,803/0

*    Value based upon closing price on the American Stock Exchange of $9.04 on
     December 31, 2004.

**   The vesting of unexercisable options may accelerate upon a change-in-control of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

                                       15

         Mason N. Carter is subject to an employment agreement pursuant to which he will serve as President and Chief Executive Officer of the Company for a
minimum annual salary of $240,000. The initial term of the employment agreement ends on December 31, 2007 and automatically renews for successive one year periods thereafter unless terminated pursuant to the terms of the employment agreement. If, within 12 months after a change-in-control of the Company, Mr.
Carter resigns for "good reason" (as defined in the employment agreement) or is dismissed without "cause" (as defined in the employment agreement), the Company will pay Mr. Carter the greater of (a) his 24-month salary and benefits
(including bonus) or (b) his salary and benefits from the date of his resignation or termination to the end of the then current term of the employment agreement. The employment agreement also provides that Mr. Carter will receive an annual special bonus on August 31 in each of the years 2001, 2002, 2003, 2004 and 2005, in the form of forgiveness of 20% of the principal and all accrued interest (grossed up for income taxes) on a $280,000 loan the Company made to
Mr. Carter on August 31, 2000, in connection with an amendment to Mr. Carter's employment agreement. See "Certain Relationships and Related Transactions"
below.

         In September 2003, the Company replaced its existing severance agreements with each of the Named Executive Officers (other than Mr. Carter)
with a new Plan. The Plan provides, among other things, that if an executive is terminated by the Company without "cause" or the executive resigns for "good reason" (as such terms are defined in the Plan) within one year following a
"change in control" (as defined therein), the Company is obligated to pay to the executive officer over a 12-month period one or two times (as determined by the
Compensation Committee) his "Annual Base Salary" (as defined therein) and to continue to provide health insurance benefits for two years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May 1998, the Company sold 22,000 shares of Common Stock to Mason N.
Carter, Chairman, President and Chief Executive Officer of the Company, at a
price of $11.60 per share, which approximated the average closing price of the
Company's Common Stock during the first quarter of 1998. The Company lent Mr.
Carter $255,000 in connection with the purchase of these shares and combined that loan with a prior loan to Mr. Carter in the amount of $105,000. The resulting total principal amount of $360,000 was payable May 4, 2003 and bore interest at a variable interest rate based on the prime rate. This loan was further amended on July 29, 2002. Accrued interest of $40,000 was added to principal, bringing the new principal amount of the loan to $400,000, the due date was extended to May 4, 2006, and interest (at the same rate as was previously applicable) is now payable monthly. Mr. Carter has pledged 33,000 shares of Common Stock as security for this loan, which is a full-recourse loan.

         On August 31, 2000, in connection with an amendment of Mr. Carter's employment agreement, the Company loaned Mr. Carter an additional $280,000.
Interest on the loan varies and is based on the prime rate, payable in accordance with Mr. Carter's employment agreement. Each year the Company is required to forgive 20% of the amount due under this loan and the accrued interest thereon. During 2004, the Company forgave $56,000 of principal and
$4,500 of accrued interest and paid a tax gross-up benefit of $6,100. During
2003, the Company forgave $56,000 of principal and $6,800 of accrued interest and paid $8,300 for a tax gross-up benefit. During 2002, the Company forgave
$56,000 of principal and $12,000 of accrued interest and

                                       16

paid a tax gross-up benefit of $10,700. The Company estimates that $56,000 of principal and $3,000 of accrued interest will be forgiven in 2005.

         During fiscal years 2004, 2003 and 2002, respectively, the Company's
General Counsel, KMZ Rosenman, was paid $288,000, $359,000 and $372,000 for providing legal services to the Company. Mr. E. Cohen is Counsel to the firm of
KMZ Rosenman but does not share in any fees paid by the Company to the firm.

         During fiscal years 2004, 2003 and 2002, the Company retained Career
Consultants, Inc. and SK Associates to perform executive searches and to provide other services to the Company. The Company paid an aggregate of $8,000, $40,000 and $24,000 to these companies during 2004, 2003 and 2002, respectively. Dr.
Goldberg is the Chairman and Chief Executive Officer of each of these companies.

         During fiscal years 2003 and 2002, Mr. A. Cohen was paid $12,000 and
$36,000, respectively, for providing financial consulting services to the
Company. This consulting fee was terminated as of April 30, 2003.

         During each of fiscal years 2004, 2003 and 2002, Dr. Oliner was paid
$36,000 for providing technology-related consulting services to the Company.

         On February 28, 2002, the Company sold to DuPont 528,413 shares of
Common Stock, representing approximately 16.6% of the Company's outstanding
Common Stock after giving effect to the sale, for an aggregate purchase price of
$5,284,000. The Company and DuPont Electronic Technologies have also agreed to work together to better understand the dynamics of the markets for high-frequency electronic components and modules. David B. Miller, Vice
President and General Manager of DuPont, was appointed to the Company's Board of
Directors.

         During fiscal years 2004, 2003 and 2002, respectively, DuPont was paid
$84,000, $109,000 and $36,000 for providing technological and marketing related personnel and services on a cost-sharing basis to the Company. Mr. Miller is an officer of DuPont, but does not share in any of these payments.

         On December 13, 2004 Infineon Technologies AG ("Infineon"), at such time a benefical owner of approximately 15% of the Company's common stock, sold
475,000 shares of the Company's common stock to four purchasers in a privately-negotiated transaction. Two purchasers in such transaction, K Holdings
LLC and Hampshire Investments, Limited, each of which is affiliated with Ludwig
G. Kuttner, purchased shares representing an aggregate of approximately 9.6% of the Company's common stock. Infineon also assigned to each purchaser certain registration rights to such shares under the existing registration rights agreements Infineon had with the Company. In connection with the transaction, the Company and Infineon terminated the Stock Purchase and Exclusivity Letter
Agreement dated April 7, 2000, as amended, which provided that the Company would design, develop and produce exclusively for Infineon certain Multi-Mix(R)
products that incorporate active RF power transistors for use in certain wireless base station applications, television transmitters and certain other applications that are intended for Bluetooth tranceivers.

                                       17

         DuPont and the four purchasers above hold registration rights which currently give them the right to register an aggregate of 1,003,413 shares of
Common Stock of the Company.

                            COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company receives a monthly director's fee of $1,500, plus an additional $500 for each meeting of the Board of Directors and of any Committees of the Board attended. In addition, the Chair of the Audit Committee receives an annual fee of $2,500 for his services in such capacity. The directors are also reimbursed for reasonable travel expenses incurred in attending Board and Committee meetings. In addition, pursuant to the
2001 Stock Option Plan, each non-employee director is annually granted an immediately exercisable option to purchase 2,500 shares of the Common Stock on the date of each annual meeting of stockholders. Each such grant is at the fair market value on the date of grant and will expire on the tenth anniversary of the date of the grant.

                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN STOCKHOLDERS

         The following table sets forth, as of the Record Date, information concerning the Common Stock owned by (i) persons known to the Company who are beneficial owners of more than five percent of the Common Stock (ii) each director, director nominee and Named Executive Officer of the Company, and (iii)
all directors, director nominees and executive officers of the Company as a group, that was either provided by the person to the Company or is publicly available from filings made with the SEC.

                                                  Amount and Nature of
             Name and Address                     Beneficial Ownership+
           of Beneficial Owners                 (direct except as noted)           Percent of Class
           --------------------                 ------------------------           ----------------

E.I. DuPont de Nemours and Company                      528,413(1)                       16.83%
1007 Market Street
Wilmington, DE  19898

Ludwig G. Kuttner                                       300,000(2)                        9.55%
Hampshire Investments, Limited
K Holdings, LLC
627 Plank Road
Keene, VA 22946

Lior Bregman                                           239,700 (3)                        7.63%
10 Sinclair Terrace
Short Hills, NJ 07078

Adam Smith Investment Partners, L.P., its               204,900(4)                        6.53%
affiliates and associates

Arthur A. Oliner                                        205,718(5)                        6.49%
11 Dawes Road
Lexington, MA  02173

                                       18

                                                  Amount and Nature of
             Name and Address                     Beneficial Ownership+
           of Beneficial Owners                 (direct except as noted)           Percent of Class
           --------------------                 ------------------------           ----------------

Mason N. Carter                                         166,230(6)                        5.11%
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Joel H. Goldberg                                        54,650(7)                         1.73%
c/o C.C.I. / SK Associates, Inc.
1767 Morris Avenue
Union, NJ  07083

Edward H. Cohen                                         24,650(8)                           *
c/o Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, NY  10022

Albert H. Cohen                                         14,150(9)                           *
5191 Cote du Rhone Way
Sarasota, FL 34238

Harold J. Raveche                                       10,259(10)                          *
c/o Stevens Institute of Technology
Castle Point on Hudson
Hoboken, NJ  07030

David B. Miller                                        10,000 (11)                          *
c/o DuPont Electronic Technologies
14 T.W. Alexander Drive
Research Triangle Park, NC 27709

Fernando L. Fernandez                                   5,000 (12)                          *
2159 El Amigo Road
Del Mar, CA 92014

James J. Logothetis                                     31,051(13)                          *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Robert V. Condon                                        23,744(14)                          *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Reynold K. Green                                        13,083(15)                          *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Michael M. Ghadaksaz                                   10,000 (16)                          *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

                                       19

                                                  Amount and Nature of
             Name and Address                     Beneficial Ownership+
           of Beneficial Owners                 (direct except as noted)           Percent of Class
           --------------------                 ------------------------           ----------------

All directors and                                      616,391 (17)                      17.91%
executive officers as a group
(16 persons)

----------
+    In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days.

*    The percentage of shares beneficially owned does not exceed 1% of the class.

(1)  Consists of shares owned by DuPont Chemical and Energy Operations, Inc.
     ("DCEO").

(2)  250,000 shares of Common Stock are held directly by K Holdings, LLC and
     50,000 are held directly by Hampshire Investments, Limited. Mr. Kuttner is the principal member of K Holdings, LLC and owns 80% of the outstanding interests in Hampshire Investments, Limited. Information as to shares of
     Common Stock beneficially owned by Mr. Kuttner, K Holdings, LLC and
     Hampshire Investments, Limited is as of January 5, 2005, as set forth in a
     Schedule 13D filed with the SEC on January 6, 2005.

(3)  Information as to the shares of Common Stock beneficially owned by Lior
     Bregman is as of December 7, 2004, as set forth in a Schedule 13D/A filed with the SEC on December 7, 2004.

(4)  Adam Smith Investment Partners, L.P., its affiliates and associates include
     Adam Smith Investment Partners, L.P. ("ASIP"), Adam Smith Capital
     Management LLC ("ASCM"), Diamond Capital Management ("DCM"), Adam Smith
     Investments, Ltd. ("ASI"), Richard Grossman, Orin Hirschman and Richard and
     Ana Grossman JTWROS. The principal executive offices of ASIP, ASCM and DCM, and the business address of Richard Grossman, are located at 101 East 52nd
     Street, New York, New York 10022. The business address of Orin Hirschman is located at 6006 Berkeley Ave., Baltimore, MD 21209. The principal executive office of ASI is c/o Insinger Trust (BVI) Limited, Tropic Isle Building,
     P.O. Box 438, Road Town, Tortola, British Virgin Islands. Information as to
     the shares of Common Stock beneficially owned by ASIP, ASCM, DCM, ASI,
     Richard Grossman, Orin Hirschman and Richard and Ana Grossman is as of
     December 31, 2003, as set forth in a Schedule 13G/A filed with the SEC on
     February 17, 2004.

(5)  Includes 28,150 shares subject to stock options that are exercisable currently or within 60 days, and 9,528 shares owned by Dr. Oliner's wife.

(6)  Includes 111,000 shares subject to stock options that are exercisable currently or within 60 days.

(7)  Includes 11,650 shares subject to stock options that are exercisable currently or within 60 days.

(8)  Includes 11,650 shares subject to stock options that are exercisable currently or within 60 days.

(9)  Includes 9,150 shares subject to stock options that are exercisable currently or within 60 days.

(10) Includes 10,000 shares subject to stock options that are exercisable currently or within 60 days.

(11) David B. Miller disclaims beneficial ownership of the shares owned by DCEO.
     Includes 10,000 shares subject to stock options that are exercisable currently or within 60 days.

(12) Includes 5,000 shares subject to stock options that are exercisable currently or within 60 days.

(13) Includes 30,750 shares subject to stock options that are exercisable currently or within 60 days.

                                       20

(14) Includes 13,750 shares subject to stock options and 3,078 shares subject to the Company's stock purchase plan that are exercisable currently or within
     60 days.

(15) Includes 11,750 shares subject to stock options and 2,705 shares subject to the Company's stock purchase plan that are exercisable currently or within
     60 days.

(16) Includes 10,000 shares subject to stock options that are exercisable currently or within 60 days.

(17) Includes 298,335 shares subject to stock options and 8,497 shares subject to the Company's stock purchase plan that are exercisable currently or within 60 days.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's officers, directors and greater than ten percent stockholders complied with these Section 16(a) filing requirements with respect to the Common Stock during the fiscal year ended January 1, 2005, except that Mr. Ghadaksaz failed to timely file a Form 4 with respect to his receipt of options to purchase 5,000 shares of Common Stock on February 10, 2004 and Mr.
DeLillo failed to timely file a Form 4 with respect to his receipt of options to purchase 5,000 shares of Common Stock on July 20, 2004.

                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION IN COMPENSATION DECISIONS

         During fiscal 2004, the Compensation Committee consisted of Mr. A.
Cohen (chair), Dr. Goldberg and Mr. E. Cohen. None of the members of the
Compensation Committee was, during such year, an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company. In addition, no executive officer of the Company served as a director or a member of the compensation committee of any other entity one of whose executive officers served as a director or on the
Compensation Committee of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Mr. A. Cohen (chair), Dr. Goldberg and Mr. E. Cohen currently serve on the Compensation Committee. The responsibilities of the Compensation Committee include fixing the compensation, including salaries and bonuses, of the chief executive officer and all other senior executive officers of the Company and administering the Company's equity-based employee incentive benefit plans.

Compensation Policy

                                       21

         The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team, and that the stability of the management team is important. In order to promote stability, the
Company's executive compensation is designed to provide salaries sufficient to attract, motivate and retain members of the management team and incentive compensation linked to corporate performance and long-term total return to stockholders. The Committee's overall objectives are to attract and retain the best possible executive talent, to motivate executives to achieve the goals inherent in the Company's business strategy, to link executive and Stockholder interests and to reward individual contributions as well as overall business results.

         The major elements of the Company's executive compensation program are base salaries, incentive bonuses and long-term incentive compensation in the form of a long-term incentive plan, stock purchase programs and stock options.
Executive officers are also entitled to customary benefits generally available to all co-workers of the Company, including group medical and life insurance and participation in the Company's Savings and Investment Plan.

Base Salaries

         Annual base salaries for executive officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies are considered. The Compensation
Committee also relies heavily upon the recommendations of Mr. Carter in setting the compensation of executive officers reporting to him.

Bonuses

         The Compensation Committee has the authority to award annual bonuses to executive officers on a discretionary basis. Such bonuses are awarded to executive officers to provide incentives. Bonuses are intended to focus the executives' attention on short-term or annual business results as well as progress toward long-term, strategic objectives. In granting bonuses to executive officers for fiscal year 2004, the Compensation Committee particularly noted the efforts of management involved in the Company achieving a profit in
2004 compared to a loss in 2003.

Compensation of Chief Executive Officer

         Mr. Carter is subject to an employment agreement pursuant to which he will serve as President and Chief Executive Officer of the Company for a minimum annual base salary of $240,000. In determining Mr. Carter's salary for 2004, the
Committee considered the various factors described above for executive officers.
Mr. Carter's employment agreement also provides that he will receive a bonus in the form of forgiveness of a portion of a loan from the Company to Mr. Carter dated August 31, 2000. In 2004, the Company forgave $56,000 of principal and
$4,500 of accrued interest and paid a tax gross-up benefit of $6,100 in connection with the bonus applicable to such loan.

                                       22

         Mr. Carter also received a $30,000 bonus for fiscal year 2004, payable in 2005. The amount of Mr. Carter's 2004 bonus was awarded based upon a subjective evaluation by the Compensation Committee of Mr. Carter's performance during the year. In determining the size of Mr. Carter's bonus for 2004, the
Committee considered among other things, the extraordinary effort involved in bringing about the record sales and margin improvement and the efforts in developing a management succession plan.

Long-Term Incentives

         Under the Company's option plans, stock options are granted to executives and key employees of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the stockholders. Stock options are customarily granted at prices equal to the fair market value at the date of grant and are not exercisable until the first anniversary of the date of grant. The options generally remain exercisable during employment until the tenth anniversary of the date of grant. This approach provides an incentive to executives to increase stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

         In 2004, the Committee granted options to purchase 5,000 shares of
Common Stock to Mr. Ghadaksaz, and 5,000 shares to another officer upon the receipt by the Company of a patent. No other executive officer received a grant of stock options from the Company in 2004.

Tax Deductibility of Executive Compensation

         Section 162(m) of the Code, limits the amount of compensation a publicly-held corporation may deduct as a business expense for Federal income tax purposes. The deductibility limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million, subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the deductibility limit. Although the Company has not in the past paid its executive officers compensation which is not fully deductible, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.

                                                 Compensation Committee

                                                 Albert H. Cohen, Chair
                                                 Joel H. Goldberg
                                                 Edward H. Cohen

                             STOCK PERFORMANCE CHART

         The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of the

                                       23

AMEX Stock Market (U.S. Companies), and a line of business index comprised of the AMEX Technologies Index for the five fiscal years ended January 1, 2005.

                                [CHART OMITTED]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG MERRIMAC INDUSTRIES, INC., THE AMEX MARKET VALUE (U.S.) INDEX
                         AND THE AMEX TECHNOLOGY INDEX

                                         Cumulative Total Return
                          ------------------------------------------------------
                           1/1/00  12/30/00  12/29/01  12/28/02  1/3/04  1/1/05
MERRIMAC INDUSTRIES, INC.  100.00    298.11    170.87     71.70  102.64  136.45
AMEX MARKET VALUE (U.S.)   100.00     78.52     69.30     59.07   84.27  102.29
AMEX TECHNOLOGY            100.00     77.07     79.81     48.19   74.44   75.03

*    $100 invested on 1/1/00 in stock or on 12/31/99 in index-including reinvestment of dividends. Indexes calculated on month-end basis.

                            RATIFICATION OF SELECTION
                OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                    (ITEM 2)

         The Audit Committee has selected Grant Thornton LLP as independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for fiscal year 2005. The Board of Directors recommends that the stockholders ratify the selection of Grant Thornton LLP.

         A representative of Grant Thornton LLP is expected to be present at the
Meeting to respond to appropriate questions, and to make a statement if he desires.

         Audit Fees. The aggregate fees billed or to be billed by the Company's independent registered public accounting firm for each of the last two fiscal years for professional services rendered for the audit of the Company's annual financial statements, review of financial statements included in the Company's quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $254,000 in 2004, consisting of $28,000 billed by Ernst & Young LLP, the Company's independent registered public accounting firm until June 16, 2004, and $226,000 billed by
Grant Thornton LLP, and $261,000 billed by Ernst & Young LLP for 2003.

         Audit-related Fees. The aggregate fees billed or to be billed by the
Company's independent registered public accounting firm for each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements were $13,000 for 2004 billed by Ernst & Young LLP and $13,000 billed by Ernst &
Young LLP for 2003. The nature of the services performed for these fees was services provided in connection with the employee savings and investment plan audits and accounting consultations.

         Tax Fees. The aggregate fees billed by the Company's independent registered public accounting firm in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $61,000 in 2004, consisting of $15,000 billed by Grant Thornton LLP and
$46,000 billed by Ernst & Young LLP, and $55,000 billed by Ernst & Young LLP for
2003. The nature of the services performed for these fees was tax return preparation and services provided in connection with net operating loss carryforward limitations, state tax matters and prior tax refund claims.

         All Other Fees. The aggregate fees billed by the Company's independent registered public accounting firm in each of the last two fiscal years for products and services other than those reported in the three prior categories were $11,000 billed by Ernst & Young LLP for 2003. The nature of the services performed for these fees was advisory review of government contracts.

                                       24

PRIOR AUDITORS

         On June 16, 2004, the Audit Committee dismissed Ernst & Young LLP as the Company's independent registered public accounting firm.

         The audit reports of Ernst & Young LLP on the Company's consolidated financial statements as of and for the fiscal years ending December 28, 2002 and
January 3, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the fiscal years ended December 28, 2002 and January 3, 2004, and for the interim period through June 16, 2004, the date the engagement of
Ernst & Young LLP by the Company ended, there were no disagreements with Ernst &
Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to
Ernst & Young LLP's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the fiscal years ended December 28, 2002 and January 3, 2004, and for the interim period through June 16, 2004, the date the engagement of Ernst & Young
LLP by the Company ended, Ernst & Young LLP did not advise the Company of any reportable events under Item 304(a)(1)(iv)(B) of Regulation S-B promulgated under the Securities Exchange Act of 1934. The Company provided Ernst & Young
LLP with a copy of the foregoing disclosures. Attached as Exhibit 16.1 to the
Company's Form 8-K filed with the SEC on June 17, 2004 is a copy of the letter from Ernst & Young LLP to the Securities and Exchange Commission, dated June 16,
2004, stating that it agreed with such statements.

         On June 16, 2004, the Audit Committee of the Board of Directors of the
Company engaged Grant Thornton LLP as the Company's new independent registered public accounting firm. During the fiscal years ended December 28, 2002 and
January 3, 2004, and for the interim period through June 16, 2004, the date the engagement of Ernst & Young LLP by the Company ended, neither the Company nor anyone acting on the Company's behalf consulted Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided by Grant Thornton LLP to the Company that Grant
Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a "disagreement" or
"event", as those terms are described in Item 304(a)(1)(iv) of Regulation S-B.

POLICY ON PRE-APPROVAL OF SERVICES PROVIDED BY INDEPENDENT AUDITORS

         The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent auditors. The Audit
Committee will annually review and pre-approve the services that may be provided by the independent auditors without obtaining specific pre-approval from the
Audit Committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent auditors. The Audit Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the
Audit Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to

                                       25

whom authority is so delegated to pre-approve an activity shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated such pre-approval authority to Edward H. Cohen, Chair of the Audit
Committee. The Audit Committee pre-approved all audit and permitted non-audit services in 2004 as well as those that were provided in 2003 after the pre-approval requirements under the Sarbanes-Oxley Act became effective on May
6, 2003. The Company's pre-approval policy can be found on the Company's website at www.merrimacind.com.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                 VOTE FOR RATIFICATION OF GRANT THORNTON LLP AS
             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

                              STOCKHOLDER PROPOSALS

         In order to be included in the proxy statement and proxy card relating to the 2006 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company at the address below no later than
January 2, 2006. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting of stockholders but not submitted for inclusion in the proxy materials for such meeting, unless notice of the matter is received by the Secretary of the Company at the address set forth below not later than March 18, 2006. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2006 annual meeting of stockholders.

                                  ANNUAL REPORT

         All stockholders as of the record date are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended January 1, 2005.

         In addition, upon the written request of any stockholder, the Company will furnish that person, without charge, with a copy of the Form 10-KSB as filed with the SEC on April 1, 2005. Any such request should be made in writing to:

                                    Secretary
                            Merrimac Industries, Inc.
                                  P.O. Box 986
                          West Caldwell, NJ 07007-0986

                                       26

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described above that will be presented at the Meeting for action by the stockholders. If any other business should properly come before the Meeting, it is intended that the persons designated as attorneys and proxies in the enclosed form of proxy will vote all such proxies as they in their discretion determine.

                                           By Order of the Board of Directors

                                           /s/ Robert V. Condon

                                           ROBERT V. CONDON
                                           Secretary

May 2, 2005

                                       27

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mason N. Carter and Robert V. Condon as proxies, each with the power to appoint his substitute, and hereby authorizes either or both to represent and to vote all shares of Common Stock of Merrimac Industries,
Inc. held of record by the undersigned on April 29, 2005, at the Annual Meeting of Stockholders to be held on June 21, 2005, at Merrimac Industries, Inc., 41
Fairfield Place, West Caldwell, New Jersey, at 10:00 a.m. (or any adjournment or postponement thereof), for the proposals and items referred to on the reverse side and described in the Proxy Statement, and to vote in their discretion on any other business as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2:

1. ELECTION OF DIRECTORS: [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY
                              (except as marked to the contrary below).         to vote for all nominees listed below.

(Instruction: To Withhold the authority to vote for any individual nominee, mark the box next to that nominee's name below.)

Name of Nominee:   [ ] Mason N. Carter       [ ] Albert H. Cohen      [ ] David B. Miller

2. PROPOSAL: Ratification of Grant Thornton LLP as the independent auditors.

             [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

3. Other business: To transact such other business as may properly come before the meeting.

                                             Dated:                       , 1999
                                                   -----------------------

                                             -----------------------------------
                                                         (Signature)

                                             -----------------------------------
                                                         (Signature)

                                             (This proxy must be signed exactly
                                             as name appears hereon. When shares
                                             are held by joint tenants, both
                                             should sign. Executors,
                                             administrators, trustees, etc.,
                                             should give full title as such. If
                                             the signer is a corporation, please
                                             sign full corporate name by duly
                                             authorized officer.)